UNITED STATES
SECURITIES AND EXCHANGE COMMISSION PRIVATE
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the (Amendment No. __)
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Steele Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 30, 2026

Dear Fellow Shareholder:

You are invited to attend Steele Bancorp, Inc.’s 2026 Annual Meeting of Shareholders on Tuesday, May 12, 2026. The meeting will be held at the Company’s bank subsidiary, Central Penn Bank & Trust, Operations Center Community Room, 250 East Chestnut Street, Mifflinburg, Pennsylvania 17844, at 9:30 a.m., Eastern time. Enclosed are the Notice of the Annual Meeting of Shareholders, proxy statement and proxy card for the annual meeting. Our 2025 Annual Report on Form 10‑K accompanies these enclosures.

At this year’s annual meeting, you are being asked to elect the four named director nominees of the Board of Directors to three year terms to expire in 2029 and to ratify the Audit Committee’s selection of YHB CPAs and Consultants as Steele Bancorp, Inc.’s independent registered public accounting firm for 2026. At the meeting, we will also consider an advisory vote to approve the compensation of our named executive officers and an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. These proposals are fully described in the accompanying proxy statement, which you are urged to read carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE NOMINEES FOR ELECTION. WE RECOMMEND THAT YOU VOTE “FOR” ALL FOUR NOMINEES, “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, “FOR” HOLDING FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY THREE YEARS, AND “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy card in the enclosed envelope or by voting on-line or by telephone per instructions on your proxy card.

If you have any questions regarding the annual meeting, please contact Betsy J. Guffey at 570-966-1041, or bguffey@centralpennbank.com.

Thank you for your cooperation and continuing support.

Sincerely, /s/ Jeffrey J. Kapsar Jeffrey J. Kapsar President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

STEELE BANCORP, INC.

TO BE HELD ON MAY 12, 2026

TO OUR SHAREHOLDERS:

The 2026 Annual Meeting of the Shareholders of Steele Bancorp, Inc. will be held at the Company’s bank subsidiary, Central Penn Bank & Trust, Operations Center Community Room, 250 East Chestnut Street, Mifflinburg, Pennsylvania, 17844, beginning at 9:30 a.m., Eastern time, for the purpose of considering and acting upon the following matters:

(1)         election of the four director nominees of the Board of Directors to three year terms expiring in 2029;

(2)         an advisory vote to approve the compensation of our named executive officers;

(3)         an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

(4)         ratification of the selection of YHB CPAs and Consultants as Steele’s independent registered public accounting firm for 2026 and

(5)         such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on March 23, 2026 as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting, either in person or by proxy.

All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date and sign the proxy card, and return it promptly in the enclosed envelope provided or vote online or by telephone. At any time prior to the proxy being voted, it is revocable by written notice to Steele Bancorp, Inc. in accordance with the instructions set forth in the enclosed proxy statement, including by voting at the meeting in person.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2026: Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2026 Annual Meeting of Shareholders are being made available to shareholders on the Internet. This Notice of Annual Meeting, the proxy statement, the proxy card and the 2025 Annual Report to Shareholders on Form 10‑K can be found at www.envisionreports.com/STLE.

If you plan to attend the annual meeting, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date.

By Order of the Board of Directors, /s/ J. Todd Troxell J. Todd Troxell Corporate Secretary Mifflinburg, Pennsylvania March 30, 2026

Steele Bancorp, Inc.
250 East Chestnut Street
Mifflinburg, Pennsylvania 17844
(570) 966‑1041

PROXY STATEMENT

2026 Annual Meeting of Shareholders — MAY 12, 2026

This proxy statement is being furnished to holders of the common stock, par value $1.00 per share, of Steele Bancorp, Inc. ("Steele") in connection with the solicitation of proxies by the Board of Directors for use at the 2026 Annual Meeting of Shareholders.

As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than that referred to in the accompanying Notice of Annual Meeting and described in this proxy statement. As to other business, if any, properly presented at the annual meeting, executed proxies will be voted in accordance with the directions of the Board of Directors.

The cost of solicitation of proxies will be paid by Steele. Steele will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Steele’s common stock. In addition to solicitations by mail, directors, officers, and employees of Steele and Central Penn Bank & Trust (the "Bank") may solicit proxies personally, by telephone or other electronic means without additional compensation.

These proxy materials are first being made available to shareholders on or about April 2, 2026.

Internet Availability of Proxy Materials

The proxy materials for the 2026 Annual Meeting of Shareholders are being made available to shareholders on the Internet.  The Notice of Annual Meeting of Shareholders, this proxy statement, the proxy card and the 2025 Annual Report to Shareholders on Form 10‑K can be found at www.envisionreports.com/STLE.

Date, Time and Place of Meeting

Steele’s Annual Meeting of Shareholders will be held on Tuesday, May 12, 2026, beginning at 9:30 a.m., Eastern time. The meeting will be held at the Bank’s Operations Center Community Room, 250 East Chestnut Street, Mifflinburg, Pennsylvania, 17844.

Outstanding Securities; Quorum; Voting Rights; and Record Date

The close of business on March 23, 2026 was fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting. As of the close of business on the record date, Steele had 3,405,061 shares of common stock issued and outstanding.

Shareholders are entitled to one vote for each share of common stock held of record on the record date with respect to each matter to be voted on at the annual meeting. Shareholders do not have cumulative voting rights in elections of directors.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock on the record date is necessary to constitute a quorum at the annual meeting. We intend to count as present: (i) shares present in person but not voting; (ii) shares for which we have received proxies but for which the holders of such shares have withheld votes or abstained; and (iii) shares represented by proxies returned by a broker holding shares for a beneficial owner in nominee or “street” name even if the shares are not entitled to be voted on a particular proposal because the nominee does not have discretionary voting authority with respect to that proposal and has not received instructions from the beneficial owner (commonly referred to as “broker non‑votes”).

In the case of the election of directors, assuming the presence of a quorum, the four candidates receiving the highest number of votes will be elected to the Board of Directors. Assuming the presence of a quorum, a majority of the votes cast at the meeting is required to ratify the selection of YHB CPAs and Consultants as Steele’s independent registered public accounting firm for 2026, and to approve the advisory vote on the compensation of Steele’s named executive officers. Shareholders may vote their shares on the advisory vote relating to the frequency of future advisory votes on the compensation of Steele’s named executive officers by selecting from among four choices (every one, two or three years, or abstain); the frequency choice that receives the greatest number of votes will be viewed as the advisory vote on this matter. Because they are not considered votes cast, abstentions and broker non‑votes have no effect on the matters to be considered at the annual meeting.

You may not vote your shares held by a broker in nominee or “street” name at the annual meeting unless you obtain a legal proxy from your broker or holder of record.

Solicitation of Proxies

The Board of Directors is soliciting proxies for use at Steele’s 2026 Annual Meeting of Shareholders.

Voting and Revocability of Proxies

Shares of common stock represented by properly executed proxies, unless the proxies have been previously revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on the proxies, the shares will be voted FOR the election of Steele’s nominees to the Board of Directors, FOR ratification of the selection of YHB CPAs and Consultants as Steele’s independent registered public accounting firm for 2026, FOR the advisory vote to approve the compensation of Steele’s named executive officers, and FOR an advisory vote every 3 YEARS on named executive compensation. The Board of Directors does not anticipate that any matters will be presented at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the annual meeting, proxies will be voted in accordance with the directions of the Board of Directors.

A shareholder of record who executes and returns a proxy has the power to revoke it at any time before it is voted by delivering to J. Todd Troxell, Corporate Secretary of Steele, at the offices of Steele, at 250 East Chestnut Street, Mifflinburg, Pennsylvania 17844, either a written notice of the revocation or a duly executed later-dated proxy, or by attending the annual meeting and voting after giving notice to the Secretary in writing.

Matters to be Considered

The following matters are being presented to the shareholders for consideration and action at the annual meeting:

(1)        election of the four director nominees of the Board of Directors to three year terms expiring in 2029;

(2)        ratification of the selection of YHB CPAs and Consultants as Steele’s independent registered public accounting firm for 2026;

(3)        an advisory vote to approve the compensation of our named executive officers; and

(4)        an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

Recommendations of the Board of Directors

The Board of Directors recommends that you vote:

(1)        “FOR” the election of the four director nominees of the Board of Directors named herein;

(2)        “FOR” ratification of the selection of YHB CPAs and Consultants as Steele’s independent registered public accounting firm for 2026;

(3)        “FOR” approval of the compensation of our named executive officers; and

(4)        “FOR” holding future advisory votes on the compensation of our named executive officers every three years.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Steele currently has twelve (12) directors divided into three (3) classes: four (4) directors with terms to expire in 2026; four (4) directors with terms to expire in 2027; and four (4) directors with terms to expire in 2028. Each director holds office for a three-year term. The terms of the classes are staggered, so that the term of one class expires each year. Steele's bylaws provide for mandatory retirement of directors upon the attainment of age 73, regardless of the term to which he or she was elected, except that such age limitation does not apply to director J. Donald Steele, Jr.

At the annual meeting, shareholders will elect four (4) directors with a three-year term to expire in 2029. Unless otherwise instructed, the proxy voters will vote the proxies received by them FOR the election of the four (4) nominees for director named below. The following four (4) nominees are currently directors of both Steele and the Bank and are recommended for election by the Board of Directors:

Timothy J. Apple
Richard J. Drzewiecki
Bradley E. Moyer
J. Todd Troxell

If any nominee should become unavailable for any reason, proxies will be voted FOR a substitute nominee determined by the Board of Directors. Each nominee has consented to being nominated as a director and the Board of Directors has no reason to believe any of the named nominees would be unable to serve if elected.

Voting Requirements

There is no cumulative voting for the election of directors. Each share of common stock is entitled to cast one (1) vote for each nominee. For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the nominees for director. The four (4) candidates receiving the highest number of votes will be elected.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS FOR A THREE-YEAR TERM TO EXPIRE IN 2029.

INFORMATION AS TO NOMINEES,
DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information regarding the current directors and key executive officers of Steele. The information presented includes information each person has given Steele about his or her age, all positions he or she holds, and his or her principal occupation for the past five years. The following also includes certain individual qualifications, credentials, business experience and skills of each that contribute to the Board’s effectiveness as a whole and provide the reason why he or she has been selected to serve as a director or executive officer of Steele. Steele believes that each of these individuals have reputations for integrity, honesty and adherence to high ethical standards. Each has demonstrated business insight and an ability to exercise sound judgment, as well as a commitment to service. None of the Steele directors are directors of any other publicly-traded company.

Current Directors and Nominees for a Three Year Term Expiring in 2029

Timothy J. Apple, 60

A director of Steele since completion of the merger with Northumberland Bancorp (“Northumberland”) on August 1, 2025 and a director of Northumberland since 2005.  Mr. Apple worked for his family business, Butter‑Krust Baking Company, for 18 years after graduating from Shippensburg University.  Sara Lee purchased the family business in 2006 and Mr. Apple continued to work for Sara Lee and Bimbo Bakeries in sales, marketing and operations until 2020.  He currently is a part-time consultant for Contrast, a communications and IT services company.  He is active on numerous boards including WellSpan Evangelical Hospital, Green Dragon Foundation, First Community Foundation Partnership, and his local church.

Richard J. Drzewiecki, 66

Vice Chair of the Board of Directors, a director since 2012 and Chairman of Mifflinburg Bancorp, Inc. (“Mifflinburg”) from 2022 until the merger with Northumberland Bancorp on August 1, 2025.  Mr. Drzewiecki is a general real estate appraiser, a licensed real estate broker and is President and Senior Appraiser at Appraisal and Marketing Associates in Sunbury.  He has over 40 years of experience in the real estate profession, including valuation, marketing and feasibility studies of all types of commercial real estate.  Mr. Drzewiecki graduated from Bloomsburg University with a degree in business administration and holds the MAI Designation signifying membership in the Appraisal Institute.

Bradley E. Moyer, 59

Mr. Moyer was appointed to the Mifflinburg Board of Directors, effective January 1, 2025. Mr. Moyer has an extensive background in information technology, having worked in the field since his graduation from Indiana University of Pennsylvania with a degree in computer science. Currently, Mr. Moyer is employed as a Technical Architect by TraceLink Inc., a digital platform linking companies that produce and supply critical products that drive patient care. Prior to his time with TraceLink Inc., Mr. Moyer was a founding partner of ROC IT Solutions.

J. Todd Troxell, 57

A director of Steele since completion of the merger with Northumberland Bancorp on August 1, 2025 and a director of Northumberland since 2020.  Mr. Troxell is Corporate Secretary of Steele and Senior Executive Vice President and Chief Administrative Officer of the Bank.  Prior to the merger, Mr. Troxell served as President and Chief Executive Officer of Northumberland and The Northumberland National Bank (“Northumberland Bank”).  Mr. Troxell joined Northumberland in 1998 and served as a loan officer, branch manager, IT operations support, Vice President and Branch Administrator, Senior Vice President of Lending and Loan Administration, Executive Vice President and Chief Operating Officer and President and Chief Operating Officer.  He is a graduate of Susquehanna University with a bachelor’s degree in financial management and achieved a graduate MBA degree from Bloomsburg University.  Mr. Troxell also is a graduate of Central Atlantic School of Commercial Lending at Bucknell University as sponsored by Pennsylvania Bankers Association and the American Bankers Association Stonier Graduate School of Banking which included a certificate program from The Wharton Leadership School of the University of Pennsylvania.  Mr. Troxell serves as a long time board member and Treasurer for the local chapter of SUN Habitat for Humanity.

Current Directors Whose Terms Will Expire in 2028

Jeffrey J. Kapsar, 59

President and Chief Executive Officer of Steele and the Bank, and a director since January 2006. He served as Chief Financial Officer prior to his appointment as President and CEO in 2005. Mr. Kapsar has more than 35 years of banking experience, with concentrations in finance, risk management, and strategic planning. He is a graduate of Slippery Rock University with a bachelor’s degree in finance and management, as well as an alumnus of the Graduate School of Banking at the University of Wisconsin–Madison. He serves as Vice Chair of PA Bankers Group 4, Chair of the Board of Directors of WellSpan Evangelical Community Hospital, and a board member of the Evangelical Community Hospital Foundation. He is also a member of the Salvation Army’s “Here, For Good” Committee and the St. Pius X Finance Committee.

Robert C. Musser, 62

Mr. Musser has served on the Board of Directors since 2002. He is a retired healthcare executive with extensive experience overseeing senior living communities in Pennsylvania and Maryland and has held leadership roles in several community organizations.

Adam C. Purdy, 46

A director of Steele since completion of the merger with Northumberland on August 1, 2025, and a director of Northumberland since 2017.  Mr. Purdy is a partner with Purdy Insurance Agency, Inc. in Sunbury.  He is a graduate of Gettysburg College.  His community involvement includes serving as Chairman of the Charles B. Degenstein Foundation, and a board member with the following organizations:  Sunbury Redevelopment Authority, A Community Clinic, Sunbury Branch of the Greater Susquehanna Valley YMCA, and VNA Health Systems, Inc.

Betsy K. Robertson, 72

A director since 2014, Ms. Robertson served as the Director of Communications at Susquehanna University for 25 years.  She now works part time through Robertson Editorial Services, providing expert copy editing and proofreading of many types of content and format.  She operated Robertson Public Relations from 2007 to 2011, advising businesses and nonprofit institutions.  Previously, Ms. Robertson worked in the Reagan White House for eight years and at the National Highway Traffic Safety Administration, before moving back to the Susquehanna Valley in 1990.  A resident of Mifflinburg, she served on Borough Council for five years, on the board of Leadership Susquehanna Valley for four years, and has been active in numerous other community organizations.

Current Directors Whose Terms Will Expire in 2027

Robert S. Pierce, 59

A director since 2017, Mr. Pierce has served as the Chief Financial Officer for the Baylor-Hamm Companies since 2004. Baylor-Hamm includes two hotels, a restaurant/sports bar, a management company and nine commercial real estate companies. Mr. Pierce has been the owner of Impact Financial Coaching, LLC since 2022 and provides tax, estate planning and consulting services.  Mr. Pierce is a licensed CPA and had 16 years of experience with a certified public accounting firm in Williamsport, PA where he was involved in audits and tax in various industries including SEC registered banks, hospitals and manufacturing companies. He is a board member of the local Fellowship of Christian Athletes, his church and is a past board, audit and finance committee member for Evangelical Community Hospital.

J. Donald Steele, Jr., 74

Chairman of the Board of Directors and also a director of Steele since completion of the merger with Northumberland on August 1, 2025 and a director of Northumberland since 1995.  Mr. Steele was Chairman of Northumberland immediately prior to the merger and served for 28 years as President and Chief Executive Officer of Northumberland Bank. Previously he served as Chief Financial Officer of First National Bank of Bath and Senior Manager at Ernst & Young. Mr. Steele is a graduate of  Susquehanna University.

Chad M. Geise, 45

A director of Steele since completion of the merger with Northumberland on August 1, 2025 and a director of Northumberland since 2017.  Mr. Geise is the President and Chief Executive Officer of Furman Foods.  He is a graduate of the Pennsylvania State University's Smeal College of Business and also Duke University's Fuqua School of Business.  He also serves on the Pennsylvania Agriculture Advisory Board and is active at Christ Wesleyan Church in Milton.

Amanda G. Kessler, 55

A director of Steele since completion of the merger with Northumberland on August 1, 2025 and a director of Northumberland since 2013.  She is the owner of an institutional pharmacy based in Northumberland and is the President of Leed’s Health Care Services, the company operating Nottingham Village retirement community, also based in Northumberland. Ms. Kessler is a tax attorney licensed to practice in Pennsylvania and New Jersey, and a graduate of Bucknell University, William and Mary School of Law and NYU Law School.  She serves on the board of directors of Wellspan Evangelical Hospital.

Other Executive Officers

Thomas L. Eberhart, 63

For more than 40 years, Mr. Eberhart has held various executive positions with the Bank, with primary responsibilities in bank operations, technology, accounting and finance.  He was named Executive Vice President and Chief Operating Officer of the Bank in 2018.  Mr. Eberhart holds a degree in accounting and has completed the PBA Advanced School of Banking and School of Commercial Lending.  He has served on various banking committees and boards.  In the community, Mr. Eberhart is currently a board member of the Mifflinburg Area School District, Central Susquehanna Intermediate Unit and West Buffalo Township Zoning Hearing Board.  Previously, he was a longtime board member of the Lions, American Red Cross, Mifflinburg Swim Team and Mifflinburg Area Band Boosters.

Thomas C. Graver, Jr., CPA, 57

Mr. Graver is Senior Executive Vice President, Treasurer and Chief Financial Officer of Steele and the Bank and has been Chief Financial Officer since 2006. Prior to joining the Bank, he was employed as a chief financial officer in the healthcare industry and prior to that worked for six years as a senior accountant for a certified public accounting firm in Williamsport, PA. Mr. Graver is a licensed CPA in the state of Pennsylvania. He graduated from Bloomsburg University with a degree in business administration with an accounting major. Mr. Graver is a member of the American and Pennsylvania Institutes of Certified Public Accountants. He is also a member of Pennsylvania Bankers Association and completed the PBA Advanced School of Banking.

Director Independence

While Steele’s shares are not listed for trading on any national securities exchange, a majority of the members of Steele’s board of directors are independent under the definition of “independent” as described in The Nasdaq Marketplace Rules, which we refer to as the Nasdaq Listing Rules.

In making these independence determinations, Steele has considered all of the information provided by each director in response to detailed inquiries concerning his or her independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with Steele.

Based on information provided by each director concerning his or her background, employment and affiliations, Steele believes that all of the directors, other than Mr. Steele, Mr. Kapsar and Mr. Troxell, are “independent” directors for the purposes of the Nasdaq Listing Rules. Mr. Steele, who served as an executive officer of Northumberland in 2023, and Messrs. Kaspar and Troxell, who serve as executive officers of Steele, are not considered to be independent.

Compensation of Directors

The following table summarizes the compensation paid to Steele’s non‑employee directors for the fiscal year ended December 31, 2025.

Name	Fees earned or paid in cash	Stock awards	Option awards	Non‑equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation (1)	Total
Timothy J. Apple	$14,125	–	–	–	–	-	$14,125
Richard J. Drzewiecki	$26,637	–	–	–	–	$15,715	$42,352
Chad M. Geise	$13,475	–	–	–	–	-	$13,475
Amanda G. Kessler	$13,800	–	–	–	–	-	$13,800
Bradley M. Moyer	$25,987	–	–	–	–	-	$25,987
Robert C. Musser	$26,437	–	–	–	–	$2,701	$29,138
Robert S. Pierce	$31,312	–	–	–	–	-	$31,312
Adam C. Purdy	$15,425	–	–	–	–	-	$15,425
Betsy K. Robertson	$27,612	–	–	–	–	-	$27,612
J. Donald Steele, Jr.	$20,425	–	–	–	–	-	$20,425

(1) Represents interest earned on deferred directors fees.

Directors who were directors of Mifflinburg prior to the merger with Northumberland were paid a monthly retainer fee equal to $1,700 through July 31, 2025 and were paid a bonus per director of $612 in 2025.

Effective August 1, 2025, Directors are paid a monthly retainer fee equal to $2,500, $325 per committee meeting per month plus $1,000 per month for the Board Chair, and plus $1,000 per month for the Audit Committee Chair.

The Bank maintains split dollar life insurance plans for certain directors. If a participating director dies prior to a termination of service, then such director’s designated beneficiary will be entitled to receive a split dollar death benefit of $100,000 under a bank-owned life insurance policy for the director. Messrs. Drzewiecki, Musser and Pierce, and Ms. Robertson, participate in the split dollar life insurance plan.

Messrs. Drzewiecki and Musser participate in a directors deferred fee plan pursuant to which interest is accrued on deferred director fees at an annual rate equal to prime plus 175 basis points (8.50% as of December 31, 2025). The interest rate resets annually at the beginning of the plan year. The projected retirement benefit payable annually over a 10 year term beginning at the mandatory retirement age of 73 years applicable to directors (other than Mr. Steele) is $92,308 for Mr. Drzewiecki and $13,997 for Mr. Musser.

Executive Compensation

This section discusses the material components of the executive compensation program for Steele’s named executive officers as shown in the “Summary Compensation Table” below. As a “smaller reporting company,” Steele is not required to include a Compensation Discussion and Analysis and has elected to comply with the scaled disclosure requirements applicable to smaller reporting companies

Summary Compensation Table

The following table sets forth information concerning the compensation of Steele’s named executive officers for the years ended December 31, 2025 and 2024.

Name and principal position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non‑Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
Jeffrey J. Kaspar,
President and Chief Executive Officer	2025	$327,311	$21,300	-	-	-	$75,767	$95,099	$519,477
	2024	$284,029	$52,191	-	-	-	$36,006	$88,156	$460,382

J. Todd Troxell
Corporate Secretary	2025	$114,135	$-	-	-	-	$-	$395,145	$509,280
	2024	$-	$-	-	-	-	$-	$-	$-

Thomas C. Graver, Jr.
Senior Executive Vice President and Chief Financial Officer	2025	$230,584	$18,600	-	-	-	$40,254	$27,543	$316,981
	2024	$196,964	$38,258	-	-	-	$17,965	$25,553	$278,739

(1)         Steele does not maintain any equity compensation plans.

(2)         Reflects change in present value of future benefits payable under Supplemental Executive Retirement Plans (SERPs), described on page 15 under the heading “Supplemental Executive Retirement Plans.”

(3)         All other compensation consists of: (a) matching contributions allocated pursuant to Steele’s 401(k) plans (in 2025, $13,962 to Mr. Kapsar, $9,978 to Mr. Graver and $4,565 to Mr. Troxell; and in 2024 $11,490 to Mr. Kapsar and $9,134 to Mr. Graver); (b) profit sharing contributions allocated pursuant to Steele’s 401(k) plans (there were none in 2025: and in 2024, $13,489 to Mr. Kaspar and $9,438 to Mr. Graver); (c) contributions to Steele’s Employee Stock Ownership Plan (in 2025, $23,862 to Mr. Kapsar, $17,056 to Mr. Graver and $21,980 to Mr. Troxell; and in 2024, $9,302 to Mr. Kapsar and $6,508 to Mr. Graver); (d) the imputed cost of group life insurance in excess of $50,000 (in 2025, $687 to Mr. Kapsar, $509 to Mr. Graver and none to Mr. Troxell; and in 2024, $655 to Mr. Kapsar and $473 to Mr. Graver); and (e) Mr. Kapsar’s compensation as a director for 2025 comprised of $25,012 in director fees and $31,576 in interest earned on deferred director fees pursuant to the directors deferred fee plan, and as a director in 2024 comprised of $23,460 in director fees and $29,760 in interest earned on deferred director fees pursuant to the directors deferred fee plan; and Mr. Troxell’s compensation as a director for 2025 comprised of $12,500 in director fees; (f) signing bonus of $356,100 to Mr. Troxell under the terms of his employment agreement entered into in connection with the merger.

Split Dollar Life Insurance Plan

Pursuant to the Steele split dollar life insurance plan, each of the participating officers of Steele is entitled to certain life insurance coverage in connection with certain bank-owned life insurance purchased by the Bank. If a participating officer dies prior to a separation from service with the Bank, then such officer’s designated beneficiary shall be entitled to receive the split dollar death benefit under the purchased policy. As of December 31, 2025, the split dollar death benefit for Mr. Kapsar was $550,000, Mr. Graver was $450,000 and Mr. Troxell was $650,000.

Employment Agreements

Steele and the Bank have employment agreements with each of Messrs, Kapsar, Graver and Troxell, the material terms of which are described below.

The employment agreements provide for a three year evergreen term. At each annual anniversary of the effective date of the agreement, the term of the agreement is automatically extended for an additional term of one year, unless either the executive or Steele provide notice of nonrenewal at least 90 days before the anniversary date, in which case the term will become a two year term.

Each agreement may be terminated by Steele for defined events of “cause” and by the executive for defined events of “good reason.”

Because Steele would be substantially prejudiced if the employments of both Mr. Kapsar and Mr. Graver would occur at the same time, their agreements provide that neither of them may voluntarily terminate his employment within 180 days after the other has terminated his employment, and if they both give notice of voluntary termination without good reason at the same time, Steele may determine which executive will serve a 90 day notice period and which will serve a 270 day notice period in order for there to be a 180 day period between such terminations. Mr. Troxell’s employment agreement does not contain any such provision.

If Steele or its successor would terminate an executive’s employment without cause, or the executive would terminate his employment with good reason, in either case within two years after a change of control, the agreements provide for a change of control benefit in an amount equal to 2.99 times the aggregate of his then current annual base salary and his highest cash bonus in one of the three calendar years preceding the year of termination, and for continuation of his employee benefits for a period of 36 months. If the benefits to which an executive would be entitled to be paid or distributed would exceed the safe harbor amount that may be received by him without the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the total payments are to be reduced to the extent necessary to assure that the aggregate present value of such payments does not exceed the greater of the safe harbor amount or the greatest after tax amount payable to him after taking into account any such excise payment.

If an executive’s agreement is terminated involuntarily by Steele without cause, or by the executive for good reason, in each case in the absence of a change of control, the executive will be entitled to payment of 2.0 times his annual base salary and continuation of his employee benefits for 24 months.

Each executive’s employment agreement includes a covenant of confidentiality, a two year covenant of nonsolicitation of customers and employees and a two year noncompetition covenant in lending, banking or financial services for any company having an office in Snyder and Union counties and in Northumberland County north and west of the Cameron Street Bridge.

Each executive’s agreement makes him subject to any clawback policy that may be adopted by Steele’s Board of Directors. In the absence of a clawback policy, the executive’s bonus or incentive compensation is subject to clawback if a court makes a final determination that he engaged in fraud or misconduct that caused the need for a material financial misstatement by the company or the independent members of the Board of Directors determine that he has committed a material violation of Steele’s code of ethics.

During the terms of Mr. Kapsar’s and Mr. Troxell’s employment agreements, Steele’s Board of Directors is to cause him to be appointed as a director of the Bank and to nominate him for election as a director of Steele. Each executive's service as a director will terminate, however, upon the termination of his employment agreement. While each executive's employment agreement provides for him to be compensated for his service as a director in addition to his compensation as an employee, each executive agreed with Steele and the Bank to cease, as of January 1, 2026, to be separately compensated for service as a director.

Supplemental Executive Retirement Plans

The Bank has supplemental executive retirement plans, which we refer to as SERPs, with each of Messrs. Kapsar and Graver, the material terms of which are described below.

Each SERP provides for certain benefit payments to the executive following his normal retirement age and continuing for 180 months. Each SERP provides for a normal retirement benefit in a specified amount and because the amount of the benefit vests over time, also provides for, or effectively provides for, early termination benefits, disability benefits, death benefits and change in control benefits. The executive will forfeit the benefits payable under a SERP to which he is a party if he violates certain restrictive covenants relating to competition with the Bank or the solicitation of customers of the Bank, or if his employment is terminated for cause. Because payments due under the SERPs vest gradually over time, the SERPs serve to encourage long employment tenure with Steele and the Bank.

Mr. Kapsar’s SERP dated July 1, 2009, as amended, provides for a normal retirement benefit of $114,000 per year at a normal retirement age of 65.

Mr. Graver’s SERP dated July 1, 2009, as amended, provides for a normal retirement benefit of $71,000 per year at a normal retirement age of 65.

Potential Payments Upon a Termination or Change in Control

The following table summarizes potential change in control benefits for each of the named executive officers. For the purposes of this table we assumed a change in control of the Corporation and a termination of employment by the surviving company without cause (or a resignation by the executive for good reason), and that both events occurred on December 31, 2025.

CHANGE IN CONTROL BENEFITS TABLE

Name	Cash Benefit Under Employment Agreement (1)	Benefit Under Deferred Compensation Agreement (2)	General Health and Welfare Benefit (3)	Total Benefits (4)
Jeffrey J. Kapsar	$1,441,750	$1,710,000	$69,732	$3,221,482
J. Todd Troxell	$1,078,735	$-	$-	$1,078,735
Thomas C. Graver, Jr.	$936,641	$1,065,000	$62,892	$2,064,533

(1)         Lump sum benefit payable at 2.99 times the sum of (A) current base salary, and (B) the highest cash bonus paid to the named executive officer with respect to one of the three calendar years immediately preceding the year of termination for Messrs. Kapsar, Troxell and Graver.

(2)         Benefit payable under the executive's SERP over 15 year period upon executive reaching normal retirement age of 65 years in annual installments of $114,000 and $71,000 for Messrs. Kapsar and Graver, respectively.

(3)         Value of benefits based upon 36 months.

(4)         Does not include amount of additional “excise tax adjustment payment,” if applicable.

Pay Versus Performance

PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non‑PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non‑PEO Named Executive Officers (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (In thousands)
2025	$519,477	$519,477	$413,130	$413,130	$119.28	$22,888
2024	$460,382	$460,382	$272,406	$272,406	$112.02	$4,481
2023	$447,833	$447,833	$266,782	$266,782	$89.01	$4,153

(1) “PEO,” or Principal Executive Officer, was Jeffrey J. Kapsar for 2025, 2024 and 2023.

(2) Non‑PEO NEOs in 2025 were Thomas C. Graver, Jr. and J. Todd Troxell, and in 2024 and 2023 were Thomas C. Graver, Jr. and Thomas L. Eberhart.

Certain Relationships and Related Transactions

Steele has banking relationships and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, or substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time with unrelated parties.  Such transactions do not involve more than normal risk of collectability or present other unfavorable features.

PRINCIPAL BENEFICIAL OWNERS OF STOCK

Principal Owners

To Steele’s knowledge, no person owned of record or beneficially as of March 30, 2026, more than five percent of the outstanding shares of Steele common stock, except:

J. Donald Steele Jr.

445 Augusta Drive

Selinsgrove PA 17870

The number of shares beneficially owned by Mr. Steele and the percentage of shares outstanding are set forth in the beneficiary ownership table below.

Beneficial Ownership of Common Stock by Directors, Nominees and Executive Officers

The following table provides information, as of March 30, 2026, with respect to the following beneficial owners of Steele’s common stock:

●	Each of Steele’s directors and nominees.

●	The following Steele executive officers, whom we collectively refer to as the Steele executive officers: Jeffrey J. Kapsar, Thomas C. Graver, Jr., J. Todd Troxell, and Thomas Eberhart.

●	All executive officers and directors as a group.

Steele’s bylaws provide that each director must own outright or jointly with his or her spouse such minimum number or aggregate market value of shares as the Board of Directors may establish from time to time. Pursuant to current policy, directors are required to own shares having a minimum aggregate market value of $60,000. New directors have a five year period in which to attain the required minimum. Thereafter, a director is to purchase a minimum of 200 shares per year until the director has attained $100,000 in aggregate market value. A director failing to meet this ownership requirement will not be eligible for renomination as a director. As of March 30, 2026, each director was in compliance with the policy.

Name	Amount and Nature of Beneficial Ownership (1)		Percentage of Shares Outstanding (2)
Timothy J. Apple	3,648		-
Richard J. Drzewiecki	3,200		-
Thomas L. Eberhart	24,204		-
Chad M. Geise	3,812		-
Thomas C. Graver, Jr.	2,416		-
Jeffrey J. Kapsar	7,002	(3)	-
Amanda G. Kessler	61,379		1.80%
Bradley Moyer	4,181		-
Robert C. Musser	4,879		-
Robert S. Pierce	4,396		-
Adam C. Purdy	551		-
Betsy K. Robertson	5,520		-
J. Donald Steele	406,333		11.93%
J. Todd Troxell	1,399		-
All directors and executive officers as a group (14 persons)	532,920		15.65%

(1)

Includes shares held (a) directly, and (b) jointly with a spouse, except as otherwise indicated. Fractional shares beneficially owned by such individuals have been rounded down to the number of whole shares.

(2)	Less than one percent (1%) of outstanding shares, based on 3,405,061 shares outstanding as of March 30, 2026, unless otherwise noted.

(3)	Includes 1,500 shares held jointly by Mr. Kapsar and his mother.

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to provide a framework for decision‑making and oversight that balances the interests of Steele’s constituencies. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices.

The structure of Steele’s Board leadership consists of a non‑employee Chairman, a non‑independent Chief Executive Officer, and a majority of independent non‑employee directors. The independent directors of the Board meet separately at least twice a year without management present. Additionally, Steele has an active committee structure in which members of the Board of Directors actively participate in the following corporation or Bank Board of Directors Committees: Asset & Liability Committee, Audit Committee, Compensation Committee, Executive Committee, Information Technology Committee, Nominating and Governance Committee, and Trust Committee. Active participation in these Committees, in addition to monthly Board of Directors’ meetings, provides the independent members of the Board necessary insight into the daily operations of Steele. The Board believes that this Board leadership structure effectively represents the best interests of Steele and its shareholders.

Currently, the Board of Directors has twelve (12) members. Under the rules adopted by the Nasdaq Stock Market for independence, a majority of the Board of Directors are independent. Donald R. Steele, Jr., Chairman, Jeffrey J. Kapsar, President and Chief Executive Officer, and J. Todd Troxell, Corporate Secretary, are not independent.

Risk Management

The management of risk is fundamental to the business of banking and integral to the daily operations of Steele. The Board of Directors oversees the risk management functions of Steele through policies which are reviewed at least on an annual basis and by participation on the Asset & Liability, Audit, Information Technology and Trust Committees. Reports from these Committees are presented to the full Board of Directors.

Code of Ethics

Steele has adopted a Code of Ethics for Directors, officers and employees of Steele and the Bank. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics can be found on Steele’s INVESTOR RELATIONS website at https://www.centralpennbank.com/Resources/Investor-Relations.

Insider Trading Policy

Steele has adopted an Insider Trade Policy. The Policy applies to all directors, officers and employees of Steele and the Bank. The Policy is intended to promote compliance with federal and state laws relating to trading in securities by, among other things, describing prohibitions on trading while in possession of material nonpublic information, either directly or through related persons or accounts; permitting directors and certain designated employees to trade in Steele’s securities only during designated “window” periods during the year; requiring pre‑clearance of transactions in Steele’s securities by directors and certain designated employees; describing reporting and other requirements by directors and other reporting persons under Section 16 of the Securities Exchange Act of 1934; and similar restrictions.

Restrictions on Hedging and Pledging Steele Securities

Steele believes that stock ownership can effectively align the interests of directors, officers, and employees with the long-term interests of shareholders. Certain transactions in Steele securities, however, may be considered short-term or speculative in nature, or create the appearance that incentives are not properly aligned with the long-term interests of shareholders. It is Steele’s policy that directors, officers, and employees not purchase financial investments (including equity swaps, collars and similar derivative securities) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any potential decrease in the market value of Steele securities. As a result, under Steele’s Insider Trading Policy, directors, officers, and employees may not engage in hedging or monetization transactions in Steele securities, including through the use of financial instruments such as exchange funds, puts, calls and other derivative instruments or through the establishment of short positions. In addition, such persons may not hold Steele securities in a margin account or pledge Steele securities as collateral for a loan.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF STEELE AND THE BANK

Steele’s Board of Directors held twelve meetings during 2025. All current directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (during the period for which he or she has been a director) and the total number of meetings held by all committees of the Board of Directors on which he or she served (during the period that he or she served).

Steele has no specific policy requiring directors to attend the Annual Meeting of Shareholders; however, director attendance is strongly encouraged. All members of the Board of Directors at that time were present at the April 23, 2025 Annual Meeting of Shareholders. It is anticipated that all members of the Board of Directors will attend the 2026 Annual Meeting of Shareholders.

Steele’s Board of Directors established and maintains the following committees, among others:

Audit Committee. The Audit Committee recommends the engagement and dismissal of the independent registered public accounting firm, reviews their annual audit plan and the results of their auditing activities, and considers the range of audit and non‑audit fees. It also reviews the general audit plan, scope and results of Steele’s procedures for internal auditing. The Audit Committee also reviews all SEC 10‑K and 10‑Q filings. The Audit Committee meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, the adequacy of the design and operation of internal controls, including significant deficiencies identified, if any. The Audit Committee held five meetings in 2025.

All members of the Audit Committee are independent directors pursuant to the corporate governance standards promulgated by the Nasdaq Stock Market. The current members of Steele’s Audit Committee are Directors Pierce, Geise, Kessler, and Moyer.

Director Pierce serves as the Audit Committee Chair and Audit Committee financial expert. Mr. Pierce has employment experience as a certified public accountant and as a chief financial officer, providing him with expertise in internal controls and U.S. generally accepted accounting principles.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter can be found on Steele’s INVESTOR RELATIONS website at https://www.centralpennbank.com/Resources/Investor-Relations.

The Board of Directors has also adopted a Whistleblower Policy to enable confidential and anonymous reporting of questionable accounting or auditing matters, fraudulent activities, or misconduct to the Audit Committee. The policy can be found on Steele’s INVESTOR RELATIONS website at https://www.centralpennbank.com/Resources/Investor-Relations.

Compensation Committee. The Compensation Committee's primary functions are to review and approve the compensation of and compensation policies applicable to the key executive officers of Steele and the Bank, and to determine the compensation of the chief executive officer.  In formulating its recommendations for the other executive officers, the Compensation Committee will consider information provided by the chief executive officer. In addition, the Committee reviews the general compensation structure for all employees. The Board of Directors has determined that all the directors serving on the Compensation Committee are independent for the purposes of the corporate governance standards of the Nasdaq Stock Market. The current members of the Compensation Committee are Directors Kessler, Chair, Musser, Pierce and Purdy. The Compensation Committee held three meetings during 2025.

Executive Committee. The Executive Committee is authorized to exercise all the authority of the Board of Directors in the management of Steele between Board meetings. The current members of the Executive Committee are Directors Steele, Drzewiecki, Kapsar, and Troxell. The Executive Committee did meet during 2025.

Nominating and Governance Committee. The Board of Directors has determined that all the directors serving on the Nominating and Governance Committee are independent for the purposes of the corporate governance standards promulgated by the Nasdaq Stock Market. The principal duties of the Nominating and Governance Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to Steele and providing oversight in the evaluation of the Board and each committee. The Nominating and Governance Committee has a formal charter which can be found on Steele’s INVESTOR RELATIONS website at https://www.centralpennbank.com/Resources/Investor-Relations. Members of the Nominating Committee include Directors Robertson, Chair, Pierce, Apple, and Purdy. The Nominating and Governance Committee did not meet in 2025.

In considering individual director candidates, the Nominating and Governance Committee considers individuals who, in the judgment of the Committee, would be best qualified to serve on the Board. The Nominating and Governance Committee will seek to balance the existing skill sets of current Board members with the need for other diverse skills, backgrounds and qualities that will complement Steele’s strategic vision and also consider diversity of gender and ethnicity in fulfilling its responsibilities to select qualified and appropriate director candidates. All director candidates are evaluated based on general characteristics and specific talents and skills needed to increase the Board’s effectiveness. Additionally, all candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity.

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, Steele’s Audit Committee submits the following report:

Audit Committee Report to Board of Directors

The Board of Directors has formally adopted an Audit Committee Charter setting forth the Committee’s duties. The Charter delegates to the Committee responsibility for overseeing Steele’s financial reporting process. In that connection, the Committee has discussed and reviewed Steele’s audited consolidated financial statements for 2025 with management and YHB CPAs and Consultants, Steele’s independent registered public accounting firm.

Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal control. YHB CPAs and Consultants is responsible for expressing opinions on the conformity of Steele’s audited consolidated financial statements with Generally Accepted Accounting Principles in the United States of America.

In discharging its responsibilities, the Committee’s review of Steele’s financial statements for 2025 included discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments made, and the clarity, consistency and completeness of disclosures in such financial statements with management and YHB CPAs and Consultants, as required by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301, Communication with Audit Committees (as modified or supplemented).

The Audit Committee has considered the compatibility of non‑audit services provided by YHB CPAs and Consultants with the maintenance of Steele’s registered public accounting firm’s independence. YHB CPAs and Consultants has provided written disclosures and a letter required by the applicable requirements of the PCAOB regarding its firm’s communications with the Audit Committee concerning independence. These disclosures have been reviewed by the Audit Committee and discussed with management and YHB CPAs and Consultants.

The Committee discussed with Steele’s internal audit firm and YHB CPAs and Consultants the overall scope and plans for their respective audits, and met with both firms, with and without management present, to discuss the results of their examinations, their evaluations of Steele’s internal controls and the overall quality of Steele’s financial reporting process.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10‑K for the year ended December 31, 2025, for filing with the SEC.

Audit Committee Pre‑Approval of Audit and Permissible Non‑Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has a policy for the pre‑approval of services provided by the independent registered public accounting firm. The policy requires the Audit Committee to pre‑approve all audit and permissible non‑audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services, and other services. Under the policy, pre‑approval is generally provided for up to one year and any pre‑approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre‑approve particular services on a case-by-case basis. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre‑approve services not prohibited by law to be performed by Steele's independent registered public accounting firm and associated fees up to a maximum for any one service of $25,000. All of the services related to the Audit Related Fees, Tax Fees, and All Other Fees described below were approved by the Audit Committee pursuant to the pre‑approval provisions set forth in applicable rules issued by the SEC and the Audit Committee’s pre‑approval policy.

Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees

YHB CPAs and Consultants was Steele’s independent registered public accounting firm for 2024 and 2025.

The following table shows the fees paid by Steele in 2025 and 2024 for the audit and other services provided by YHB CPAs and Consultants for those years:

	2025	2024
Audit fees	$349,000	$346,233
Audit related fees	25,000	10,000
Audit and audit related fees	374,000	356,233
Tax fees	11,500	9,250
All other fees	–	–
Total fees	$385,500	$365,483

Audit Fees include audit and review services, consents, and review of documents filed with the SEC.  For 2024, these fees also included audit fees related to a 2023 re-audit and 2022 audit under PCAOB standards.

Audit Related Fees are fees for assurance and related services that are reasonably related to YHB's audits and are not reported under "audit fees".

Tax Fees include fees billed for the preparation of state and federal tax returns and consultation concerning tax compliance.  No tax services are performed by YHB to the Company for its directors or executive officers.

All Other Fees would include fees billed for products and services other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

A representative of YHB CPAs and Consultants is expected to be available at the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.

PROPOSAL NO. 2

NON-BINDING (ADVISORY) VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

Under the applicable rules of the Securities and Exchange Commission adopted as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Steele is providing shareholders with a non-binding (advisory) vote on the compensation of Steele’s named executive officers, commonly referred to as a “Say on Pay” proposal.

Shareholders are being asked to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. These disclosures appear in this proxy statement under the heading "Information as to Nominees, Directors and Executive Officers" and the caption “Executive Compensation,” including in the compensation tables and in the narrative discussion following the compensation tables. Accordingly, shareholders may vote on the following resolution:

“RESOLVED, that the compensation of Steele’s named executive officers, as disclosed in this proxy statement for the 2026 Annual Meeting of Shareholders is hereby approved.”

Because the vote is advisory, it will not be binding upon the Board of Directors or any committee of the Board of Directors. The Board of Directors will, however, take into account the outcome of the vote when considering future executive compensation programs and arrangements.

Voting Requirements

The affirmative vote of a majority of votes cast at the meeting, assuming the presence of a quorum, is required for the adoption of this Proposal.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY PROPOSAL TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 3

NON-BINDING (ADVISORY) VOTE ON THE FREQUENCY OF FUTURE
SAY ON PAY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Securities and Exchange Act of 1934, as amended, provides shareholders with a non‑binding (advisory) vote on how frequently shareholders would like Steele to hold a Say on Pay vote on the compensation of Steele’s named executive officers. In response to this proposal, shareholders may indicate whether they would prefer a Say on Pay vote on named executive officer compensation once every one, two, or three years. After considering the alternatives, the Board of Directors believes that conducting a Say on Pay vote on executive compensation every three years is appropriate for Steele at this time.

The Board of Directors believes that an advisory vote on named executive officer compensation every three years best serves the goal of creating a compensation program that enhances long-term shareholder value. Three years will provide the Board of Directors with time to analyze the effect of the compensation programs and to implement any necessary changes. In addition, this will provide time for implemented changes to take effect and the effectiveness of such changes to be properly assessed. Shareholders may vote on the following resolution:

“RESOLVED, that the Say on Pay Resolution vote required by Section 14A of the Securities Exchange Act of 1934, as amended, be held every 1, 2 or 3 years.”

The Board of Directors will carefully consider the outcome of the vote on this proposal when making future decisions regarding the frequency of advisory votes on executive compensation. Because this vote is advisory, however, the Board may decide that it is in the best interests of Steele to hold an advisory vote on named executive compensation more or less frequently than the alternative that has been designated by shareholders.

Voting Requirements

Shareholders may vote their shares concerning an advisory vote on the frequency of future Say on Pay votes by selecting from among four choices (every one, two, or three years, or abstain). An abstention has no effect on the frequency vote. The frequency choice that receives the greatest number of votes will be viewed as the advisory vote on this matter.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SELECT EVERY “3 YEARS” FOR THE FREQUENCY OF FUTURE NON-BINDING (ADVISORY) SAY ON PAY VOTES.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Bona fide written communications received by Steele from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. Any written communication should be mailed to the CEO at Steele’s offices at 250 East Chestnut Street, Mifflinburg, PA 17844.

PROPOSAL NO. 4

RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

Independent Registered Public Accounting Firm

Under the Audit Committee’s charter, the Committee is responsible for selecting Steele’s independent registered public accounting firm. The Committee evaluates and monitors the auditors’ qualifications, performance and independence. You can learn more about the Committee’s responsibilities with respect to the independent registered public accounting firm in the Committee’s charter, which can be found on Steele’s INVESTOR RELATIONS website at https://www.centralpennbank.com/Resources/Investor-Relations.

Based on the recommendation of the Audit Committee, the Board unanimously recommends that shareholders vote to ratify the Audit Committee’s selection of YHB CPAs and Consultants as Steele’s independent registered public accounting firm for 2026.

Representatives of YHB CPAs and Consultants will be available at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions presented at the Annual Meeting.

Voting Requirements

The affirmative vote of a majority of the votes cast at the meeting, assuming the presence of a quorum, is required for the adoption of this Proposal.

In the event that the shareholders do not ratify the selection of YHB CPAs and Consultants, the selection of Steele’s independent registered public accounting firm will be reconsidered by the Audit Committee. The Audit Committee will be under no obligation, however, to select a new independent registered public accounting firm. If the Audit Committee does select a new independent registered public accounting firm for 2026, Steele will not seek shareholder ratification of the new independent registered public accounting firm selected by the Audit Committee.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF YHB CPAS AND CONSULTANTS AS STEELE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

NOMINATIONS AND SHAREHOLDER PROPOSALS

If you wish to include a proposal in the Proxy Statement for the 2027 Annual Meeting of Shareholders, under applicable SEC rules your written proposal must be received by Steele no later than December 3, 2026. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC. Shareholder proposals may be mailed to the Secretary of Steele, Steele Bancorp, Inc., 250 East Chestnut Street, Mifflinburg, PA 17844.

In accordance with Steele’s articles of incorporation, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in our proxy materials under applicable SEC rules, must comply with the procedures specified in the articles of incorporation, including providing notice in writing, delivered or mailed to the attention of the Secretary at 250 East Chestnut Street, Mifflinburg, PA 17844, not less than 90 days prior to the anniversary date of the previous year’s annual meeting.

In accordance with Steele’s articles of incorporation, nominations of individuals for election to the Board of Directors may be made by a shareholder if made in writing and delivered or mailed to the attention of the Secretary at the address set forth in the preceding paragraph not less than 90 days prior to the anniversary date of the previous year’s annual meeting.

Accordingly, the period for notices of proposals by shareholders of matters for consideration at the 2027 annual meeting or for the nomination of individuals for election to the Board of Directors at the 2027 annual meeting will end on February 11, 2027. Notices of proposals by shareholders of matters for consideration at the annual meeting of shareholders or for the nomination of individuals for election to the Board of Directors must include the information specified in the articles of incorporation. Notice of proposals or nominations not made in accordance with the articles of incorporation may be disregarded by the Chairman at the annual meeting. In addition to satisfying the articles of incorporation requirements described above, under SEC Rule 14a-19, any shareholder proposing to solicit proxies in support of director nominees other than the nominees of Steele’s Board of Directors must provide a notice containing the information contained in SEC Rule 14a-19 no later than March 13, 2027, assuming the 2027 annual meeting date is within thirty days before or after May 12, 2027.

The rules of the SEC provide that, if Steele does not receive notice of a shareholder proposal or nomination prior to February 11, 2027, then Steele’s proxy voters will be permitted to use their discretionary voting authority when the proposal is raised at the 2027 annual meeting. If a shareholder gives notice of such a proposal after this deadline, Steele’s proxy voters will be allowed to vote against the shareholder proposal in accordance with the recommendation of the Board of Directors when and if the proposal is raised at our 2027 Annual Meeting.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than those matters described in the proxy statement and the accompanying notice of annual meeting. However, if any other matters should properly come before the annual meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the recommendation of the Board of Directors.

If there are not sufficient votes for approval of any of the matters to be acted upon at the annual meeting, the annual meeting may be adjourned to permit the further solicitation of proxies.

MISCELLANEOUS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Steele’s Proxy Statement may have been sent to multiple shareholders in your household. Steele will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Steele’s Secretary at Steele Bancorp, Inc., 250 East Chestnut Street, Mifflinburg, PA 17844, telephone (570) 966‑1041. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF STEELE’S ANNUAL REPORT ON FORM 10‑K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025, INCLUDING A LIST OF THE EXHIBITS THERETO, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO STEELE’S SECRETARY AT STEELE BANCORP, INC., 250 EAST CHESTNUT STREET, MIFFLINBURG, PA 17844.

Steele Bancorp, Inc.

VOTE

Online

Go to www.envisionreports.com/STLE or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by 1:00 AM, ET, on May 12, 2026.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Steele Bancorp, Inc. Shareholders to be Held on May 12, 2026

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 10-K - Annual Report and Proxy Statement are available at:

www.envisionreports.com/STLE

Easy Online Access — View your proxy materials and vote.

Step 1: Go to www.envisionreports.com/STLE.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 1, 2026 to facilitate timely delivery.

2 N O T

046RMC

Shareholder Meeting Notice

Steele Bancorp, Inc.'s 2026 Annual Meeting of Shareholders will be held on May 12, 2026 at Central Penn Bank & Trust Community Room, 250 E. Chestnut St., Mifflinburg, PA 17844, at 9:30 AM ET.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed, FOR Items 2 and 4, and for FOR 3 Years in Item 3:

1. Election of Directors:
   01 - Timothy J. Apple
   02 - Richard J. Drzewiecki
   03 - Bradley E. Moyer
   04 - J. Todd Troxell
2. To approve, in a non-binding advisory vote, the executive compensation paid to our named executive officers.
3. To approve, in a non-binding advisory vote, the frequency of the advisory vote on the executive compensation paid to our named executive officers.
4. Ratification of the Audit Committee's selection of YHB CPAs and Consultants as the Company's independent auditors for the fiscal year ending December 31, 2026.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/STLE**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Steele Bancorp, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 1, 2026.

Steele Bancorp, Inc.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 12, 2026 at 1:00 AM, ET.

Online
Go to www.envisionreports.com/STLE or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/STLE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals #2 and #4, and FOR 3 YEARS for Proposal #3.

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1. Election of Directors:

Nominee	For	Withhold
01 - Timothy J. Apple	☐	☐
02 - Richard J. Drzewiecki	☐	☐
03 - Bradley E. Moyer	☐	☐
04 - J. Todd Troxell	☐	☐

Proposal	For	Against	Abstain
2. To approve, in a non-binding advisory vote, the executive compensation paid to our named executive officers.	☐	☐	☐
4. Ratification of the Audit Committee's selection of YHB CPAs and Consultants as the Company's independent auditors for the fiscal year ending December 31, 2026.	☐	☐	☐

Proposal	1 YR	2 YRS	3 YRS	Abstain
3. To approve, in a non-binding advisory vote, the frequency of the advisory vote on the executive compensation paid to our named executive officers.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

\+

048RFC

2026 Annual Meeting of Steele Bancorp, Inc. Shareholders will be held on
May 12, 2026, 9:30 AM ET

Central Penn Bank & Trust Community Room,

250 E. Chestnut Street

Mifflinburg, PA 17844

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Steele Bancorp, Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2026

Robert S. Pierce and Adam C. Purdy, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Steele Bancorp, Inc. to be held on May 12, 2026 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR Items 2 and 4, and for FOR 3 Years in Item 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Proxies should be returned to Proxy Services C/O Computershare Investor Services in the self-addressed envelope enclosed with this mailing. Proxy must be received by 12:00 A.M. on May 12, 2026.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.